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                                                                EXHIBIT No. 23.3

                        Consent of Independent Auditors

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-27245) and related Prospectus of Eastern Environmental Services, Inc., of our reports relating to the combined financial statements of Allied Environmental Services, Inc. and affiliates dated October 12, 1995 (except for Notes 1 and 7 which are June 25, 1996) for the five month period ended November 30, 1994 and seven month period ended June 30, 1995 and November 12, 1996 for the year ended June 30, 1996, included in Eastern Environmental Services, Inc.'s Form 8-K dated July 2, 1996 (as amended on Forms 8-K/A dated September 16, 1996, May 13, 1997 and June 6, 1997).

We also consent to the reference to us under the caption "Experts" in the Prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-3.

                                               /s/ BDO Seidman, LLP


Philadelphia, Pennsylvania
June 26, 1997